UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 30, 2015

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina 28211

(Address of principal executive offices) (Zip Code)

(704) 557-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Manufacturing Asset Purchase Agreement.    On October 30, 2015, Coca-Cola Bottling Co. Consolidated (the “Company”) and Coca-Cola Refreshments USA, Inc. (“CCR”), a wholly owned subsidiary of The Coca-Cola Company, entered into a definitive purchase and sale agreement (the “Next Phase Definitive Agreement (Manufacturing)”) pursuant to which CCR will sell to the Company three regional manufacturing facilities located in Sandston, Virginia, Silver Springs, Maryland and Baltimore, Maryland (the “Next Phase Manufacturing Facilities”) and related manufacturing assets (collectively, the “Next Phase Manufacturing Assets”) in a series of transactions (the “Next Phase Manufacturing Transactions”) as the Company becomes a regional producing bottler in The Coca-Cola Company’s national product supply system. The Next Phase Manufacturing Transactions are the first of two phases of proposed manufacturing asset acquisitions described in the non-binding letter of intent entered into by the Company and The Coca-Cola Company on September 23, 2015 (the “Manufacturing LOI”) and described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 28, 2015 (the “September 2015 Form 8-K”). A copy of the Company’s news release, dated October 30, 2015, announcing the signing of the Next Phase Definitive Agreement (Manufacturing) is filed as Exhibit 99.1 hereto. A summary description of the Next Phase Definitive Agreement (Manufacturing), which is filed as Exhibit 2.1 hereto, is included below.

Pursuant to the Next Phase Definitive Agreement (Manufacturing), the Company will purchase from CCR in a series of transactions the Next Phase Manufacturing Assets that currently help serve distribution territories in Maryland, the District of Columbia, and portions of Virginia, Delaware, North Carolina, Pennsylvania and West Virginia covered by the asset purchase agreement entered into by the Company and CCR on September 23, 2015 (the “Next Phase Definitive Agreement (Distribution)”) and described in the September 2015 Form 8-K (the business currently conducted by CCR at the Next Phase Manufacturing Facilities is referred to as the “Business”). The Company will also assume certain liabilities and obligations of CCR relating to the Business. Subject in each case to certain adjustments as set forth in the Next Phase Definitive Agreement (Manufacturing), the aggregate purchase price for the Next Phase Manufacturing Assets is approximately $96.4 million, provided that the base purchase price amount to be paid by the Company in cash after adjusting for the value of certain retained assets and retained liabilities is approximately $103.4 million. The Company anticipates that, subject to satisfaction of the applicable closing conditions, the closing of the first acquisition of Next Phase Manufacturing Assets in Sandston, Virginia will occur in January 2016.

As a condition to each closing under the Next Phase Definitive Agreement (Manufacturing), the Company has agreed to enter into an initial regional manufacturing agreement with The Coca-Cola Company (the “Initial RMA”), pursuant to which The Coca-Cola Company will grant the Company the rights to manufacture, produce and package Authorized Covered Beverages (as defined in the Initial RMA) at the applicable Next Phase Manufacturing Facilities for distribution by the Company for its own account in accordance with comprehensive beverage agreements between the Company, The Coca-Cola Company and CCR and for sale by the Company to certain other U.S. Coca-Cola bottlers and to Coca-Cola North America in accordance with the Initial RMA. A copy of the Initial RMA was included as Exhibit B to the Manufacturing LOI filed as Exhibit 99.2 to the September 2015 Form 8-K. Pursuant to its terms, the Initial RMA will be amended, restated and converted into a final form of regional manufacturing agreement (the “Final RMA”) concurrent with the conversion of the Company’s bottling agreements to a new and final comprehensive beverage agreement (the “Final CBA”) pursuant to the territory conversion agreement executed by the Company, CCR and The Coca-Cola Company on September 23, 2015 (the “Territory Conversion Agreement”), as described in the September 2015 Form 8-K and filed as Exhibit 10.1 thereto. A copy of the Final CBA was included as Exhibit 1.1 to the Territory Conversion Agreement filed with the September 2015 Form 8-K. Under the Final RMA, the Company’s aggregate business directly and primarily related to the manufacture of Authorized Covered Beverages, permitted third party beverage products and other beverages and beverage products for The Coca-Cola Company will be subject to the same agreed upon sale process provisions included in the Final CBA, which include the need to obtain The Coca-Cola Company’s prior approval of a potential purchaser of such manufacturing business. The Coca-Cola Company will have the right to terminate the Final RMA in the event of an uncured default by the Company. The Final RMA also will be subject to termination by The Coca-Cola Company in the event of an uncured default by the Company under the Final CBA or under the NPSG Governance Agreement (as defined and described below).

The Next Phase Definitive Agreement (Manufacturing) includes customary representations, warranties, covenants and agreements, including, among other things, covenants of CCR regarding the Business conducted at a Next Phase Manufacturing Facility prior to the closing of the applicable Next Phase Manufacturing Transaction. The representations and warranties of the Company and CCR will survive for 18 months following the applicable closing date under the Next Phase Definitive Agreement (Manufacturing), except that the representations and warranties of the Company and CCR relating to incorporation, authority, no conflicts, CCR’s title to the transferred assets and broker fees will not expire, the representations and warranties of CCR with respect to environmental matters will survive for five years following the applicable closing date and the representations and warranties of CCR with respect to employee benefits matters and tax matters will survive for three years following the applicable closing date. CCR is obligated to indemnify the Company with respect to inaccuracies or breaches of representations or warranties (subject to certain customary limitations), breaches of covenants and liabilities retained by CCR. The Company is obligated to indemnify CCR with respect to inaccuracies or breaches of representations or warranties, breaches of covenants, the ownership, operation or use of the transferred assets or the operation of the Business after the closing and certain liabilities assumed by the Company. The Next Phase

Definitive Agreement (Manufacturing) also contains customary termination rights for both the Company and CCR, including (i) the right of each party to terminate if all transactions contemplated by the Next Phase Definitive Agreement (Manufacturing) have not closed by December 31, 2016 and (ii) the right of the Company to terminate (subject to certain conditions) if any matters disclosed by amendments or supplements to the disclosure schedules delivered by CCR would (absent such amendments or supplements) cause the applicable closing condition related to the bring-down of the representations and warranties by CCR in the Next Phase Definitive Agreement (Manufacturing) to no longer be met.

Consummation of the transactions contemplated by the Next Phase Definitive Agreement (Manufacturing) at each closing thereunder is subject to a number of conditions precedent and future events occurring, including, among others: (i) the absence of any law or governmental order precluding the consummation of the transactions contemplated by the Next Phase Definitive Agreement (Manufacturing) and the absence of any governmental proceeding seeking such an order, (ii) the receipt of any required governmental consents, (iii) the expiration or termination of any waiting period applicable to the consummation of the transactions contemplated by the Next Phase Definitive Agreement (Manufacturing) under the Hart-Scott-Rodino Act, if applicable to the transactions, (iv) the receipt and delivery by CCR of certain third party consents, (v) with respect to the first closing only, agreement upon matters related to the financial methodology underlying certain financial information about the Business, (vi) agreement upon matters related to the age and condition of certain fleet assets included in the Next Phase Manufacturing Assets to be transferred at each closing, (vii) the execution of a supply agreement between the Company and CCR pursuant to which the Company will continue to supply to CCR those products manufactured, produced and packaged at the applicable Next Phase Manufacturing Facility for CCR prior to the applicable closing, (viii) the Company’s acquisition of the exclusive rights to market, promote, distribute and sell Covered Beverages and Related Products (as such terms are defined in the Next Phase Definitive Agreement (Distribution)) in the principal portions of the distribution territory under the Next Phase Definitive Agreement (Distribution) that are served by the applicable Next Phase Manufacturing Facility, (ix) the execution of the Initial RMA with respect to the portion of the Business conducted at the applicable Next Phase Manufacturing Facility, (x) no material adverse effect shall have occurred with respect to the applicable portion of the Business, (xi) the continued accuracy of the representations and warranties given by CCR and the Company (subject to certain qualifications), and (xii) the execution of certain agreements or other documents with respect to the Business regarding (A) employee matters and (B) transition services to be provided by CCR to the Company (if necessary). There can be no assurances that these future events will occur or that these conditions will be satisfied, or if not satisfied, waived at each closing.

Balance of Proposed Manufacturing Expansion.    While the Company is preparing to close the Next Phase Manufacturing Transactions and begin the process of transitioning the Business conducted by CCR at the Next Phase Manufacturing Facilities from CCR to the Company, the Company is continuing to work towards a definitive agreement with The Coca-Cola Company and CCR for the remainder of the proposed manufacturing asset acquisitions described in the Manufacturing LOI, including three regional manufacturing facilities located in Indianapolis, Indiana, Portland, Indiana and Cincinnati, Ohio. There is no assurance, however, that the parties will enter into such an agreement.

National Product Supply Governance Agreement.    Concurrent with the execution of the Next Phase Definitive Agreement (Manufacturing), on October 30, 2015, The Coca-Cola Company and the Company and three other Coca-Cola bottlers who will be considered regional producing bottlers in The Coca-Cola Company’s national product supply system (collectively, the “Regional Producing Bottlers”) entered into a national product supply governance agreement (the “NPSG Governance Agreement”), as described in the September 2015 Form 8-K, pursuant to which The Coca-Cola Company and the Regional Producing Bottlers will form a national product supply group (the “NPSG”) and will agree to certain binding governance mechanisms, including a governing board (the “NPSG Board”) comprised of a representative of (i) the Company, (ii) The Coca-Cola Company and (iii) each other Regional Producing Bottler. The stated objectives of the NPSG include, among others, (i) Coca-Cola system strategic infrastructure investment and divestment planning; (ii) network optimization of all plant to distribution center sourcing; and (iii) new product/packaging infrastructure planning. The NPSG Board will make and/or oversee and direct certain key decisions regarding the NPSG, including decisions regarding the management and staffing of the NPSG and the funding for the ongoing operations thereof. Pursuant to the decisions of the NPSG Board made from time to time and subject to the terms and conditions of the NPSG Governance Agreement, the Company and each other Regional Producing Bottler will make investments in their respective manufacturing assets and will implement Coca-Cola system strategic investment opportunities that are consistent with the NPSG Governance Agreement. A copy of the NPSG Governance Agreement is filed as Exhibit 10.1 hereto.

Amended and Restated Ancillary Business Letter.    In connection with the closing of the Next Phase Initial Territory Transaction (as defined and described in Item 8.01 below), the Company and The Coca-Cola Company amended and restated the letter agreement entered into on May 23, 2014, a copy of which was filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 8, 2014 (as amended and restated, the “A&R Ancillary Business Letter”) to extend the term of the focus period contemplated thereunder (the “Focus Period”) until January 1, 2020. Pursuant to the A&R Ancillary Business Letter, which grants the Company certain advance waivers to acquire or develop certain lines of business involving the preparation, distribution, sale, dealing in or otherwise using or handling of certain beverage products that would otherwise be prohibited under any form of comprehensive beverage agreement or similar agreement, and subject to certain limited exceptions described therein, the Company is prohibited from acquiring or developing any line of business inside or outside of its territories governed by a comprehensive beverage agreement or similar agreement during the Focus Period, without the consent of The Coca-Cola Company, which consent may not be unreasonably withheld. A copy of the A&R Ancillary Business Letter is filed as Exhibit 10.2 hereto.

Descriptions of Agreements and Exhibits are Qualified by Full Text.    The foregoing descriptions of the Next Phase Definitive Agreement (Manufacturing), the NPSG Governance Agreement and the A&R Ancillary Business Letter are only summaries and are qualified in their entirety by reference to the full text of such agreements and all exhibits thereto, which are filed as Exhibits 2.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Relationship between the Parties.    The business of the Company consists primarily of the production, marketing and distribution of nonalcoholic beverage products of The Coca-Cola Company in the territories the Company currently serves. Accordingly, the Company engages routinely in various transactions with The Coca-Cola Company and its affiliates. The Coca-Cola Company also owns approximately thirty-five percent (35%) of the outstanding common stock of the Company, which represents approximately five percent (5%) of the total voting power of the Company’s common stock and class B common stock voting together. The Coca-Cola Company also has a designee serving on the Company’s Board of Directors. For more information about the relationship between the Company and The Coca-Cola Company, see the description thereof included under “Related Person Transactions” in the Company’s Notice of Annual Meeting and Proxy Statement for the Company’s 2015 Annual Meeting of Stockholders filed with the SEC on March 30, 2015.

The Next Phase Definitive Agreement (Manufacturing), the NPSG Governance Agreement and the A&R Ancillary Business Letter were each entered into following review and approval of such agreement and the terms and conditions of the transactions contemplated by such agreement initially by the Audit Committee of the Company’s Board of Directors and subsequently by the Company’s Board of Directors (with The Coca-Cola Company’s designee not participating or voting).

Item 8.01.	Other Events.

Next Phase Initial Territory Transaction.    On October 30, 2015, the Company announced the closing on the same date of the initial territory expansion transaction contemplated by the Next Phase Definitive Agreement (Distribution) (the “Next Phase Initial Territory Transaction”), at which CCR granted the Company exclusive rights for the distribution, promotion, marketing and sale of products owned and licensed by The Coca-Cola Company in Norfolk, Fredericksburg and Staunton, Virginia and Elizabeth City, North Carolina. A copy of the Company’s news release announcing the closing of the Next Phase Initial Territory Transaction is attached hereto as Exhibit 99.1. The closing of the Next Phase Initial Territory Transaction represents the initial phase of the distribution territory expansion described in the non-binding letter of intent entered into by the Company and The Coca-Cola Company on May 12, 2015 and described in the Company’s Current Report on Form 8-K filed with the SEC on May 13, 2015.

Concurrent with, and as a condition to, the closing of the Next Phase Initial Territory Transaction, the Company and CCR entered into (i) a comprehensive beverage agreement with respect to the distribution territory acquired by the Company in the Next Phase Initial Territory Transaction (the “Initial Territory”) and (ii) a finished goods supply agreement with respect to the Initial Territory, substantially the same as the comprehensive beverage agreement and finished goods supply agreement the parties entered into effective May 23, 2014 in connection with the closing of an asset purchase agreement for the Company’s distribution territory in Johnson City and Morristown, Tennessee, as filed as Exhibit 10.1 and 10.2, respectively, to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 8, 2014. Forms of these agreements were also filed with the September 2015 Form 8-K as Exhibit D and Exhibit H, respectively, to the Next Phase Definitive Agreement (Distribution).

Important Warning Regarding the Information in the Next Phase Definitive Agreement (Manufacturing), the NPSG Governance Agreement, the A&R Ancillary Business Letter and the Exhibits to These Agreements.    The Next Phase Definitive Agreement (Manufacturing), the NPSG Governance Agreement and the A&R Ancillary Business Letter, including any exhibits to these agreements, have been included to provide investors with information regarding their terms. They are not intended to provide any other factual information with respect to the Company, CCR or The Coca-Cola Company. There are representations and warranties contained in these agreements which were made by the respective parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of each such agreement and may be subject to important qualifications and limitations agreed to by the respective parties in connection with negotiating their terms (including qualification by disclosures that are not necessarily reflected in these agreements). Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to stockholders or were used for the purpose of allocating risk between the respective parties rather than establishing matters as facts. Based upon the foregoing reasons, you should not rely on the representations and warranties as statements of factual information. In addition, information concerning the subject matter of the representations and warranties may change after the date of each such agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. Investors should read the Next Phase Definitive Agreement (Manufacturing), the NPSG Governance Agreement and the A&R Ancillary Business Letter, as well as all exhibits to these agreements, together with the other information concerning the Company, CCR and The Coca-Cola Company that each company or its affiliates publicly files in reports and statements with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description	Incorporated By Reference To

2.1+	Asset Purchase Agreement, dated October 30, 2015, by and between Coca-Cola Refreshments USA, Inc. and Coca-Cola Bottling Co. Consolidated.	Filed herewith.

10.1*	National Product Supply Governance Agreement, dated October 30, 2015, by and between The Coca-Cola Company, Coca-Cola Bottling Co. Consolidated, Coca-Cola Bottling Company United, Inc., Coca-Cola Refreshments USA, Inc. and Swire Pacific Holdings Inc. d/b/a Swire Coca-Cola USA.	Filed herewith.

10.2	Amended & Restated Ancillary Business Letter, dated October 30, 2015, by and between The Coca-Cola Company and Coca-Cola Bottling Co. Consolidated.	Filed herewith.

99.1	News Release, dated October 30, 2015.	Filed herewith.

+	Certain schedules and similar supporting attachments to the Asset Purchase Agreement have been omitted, and the Company agrees to furnish supplemental copies of any such schedules and similar supporting attachments to the Securities and Exchange Commission upon request.
*	Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED
(REGISTRANT)

Date: October 30, 2015	By:	/s/ James E. Harris
James E. Harris
Senior Vice President, Shared Services and
Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC

EXHIBITS

CURRENT REPORT

ON

FORM 8-K

Date of Event Reported: October 30, 2015	Commission File No: 0-9286

COCA-COLA BOTTLING CO. CONSOLIDATED

EXHIBIT INDEX

Exhibit No.	Description	Incorporated By Reference To

2.1+	Asset Purchase Agreement, dated October 30, 2015, by and between Coca-Cola Refreshments USA, Inc. and Coca-Cola Bottling Co. Consolidated.	Filed herewith.

10.1*	National Product Supply Governance Agreement, dated October 30, 2015, by and between The Coca-Cola Company, Coca-Cola Bottling Co. Consolidated, Coca-Cola Bottling Company United, Inc., Coca-Cola Refreshments USA, Inc. and Swire Pacific Holdings Inc. d/b/a Swire Coca-Cola USA.	Filed herewith.

10.2	Amended & Restated Ancillary Business Letter, dated October 30, 2015, by and between The Coca-Cola Company and Coca-Cola Bottling Co. Consolidated.	Filed herewith.

99.1	News Release, dated October 30, 2015.	Filed herewith.

+	Certain schedules and similar supporting attachments to the Asset Purchase Agreement have been omitted, and the Company agrees to furnish supplemental copies of any such schedules and similar supporting attachments to the Securities and Exchange Commission upon request.
*	Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.